UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 25, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)		29707 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement.
     On November 25, 2008, Wellman, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an amendment of its senior secured super-priority Debtor in possession credit agreement dated February 27, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. The default provision in Section 9.1(i)(xvi) of the Credit Agreement was amended by deleting certain sections that were added as of November 11, 2008 in sub clause (ii) and (v) and replacing both with "[intentionally omitted].” In addition, the final sentence of paragraph 3 of the Eleventh Amendment to Credit Agreement dated as of September 15, 2008 among the parties to the Credit Agreement is hereby modified by deleting the date “December 10, 2008” and replacing it with “December 31, 2008”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
December 2, 2008	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer

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